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                                                                  EXHIBIT (A)(3)

                               State of Wisconsin
                      DEPARTMENT OF FINANCIAL INSTITUTIONS
                    Division of Corporate & Consumer Services



              ARTICLES OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is:

       Thompson Plumb Funds, Inc.

         Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

         RESOLVED, THAT the articles of incorporation be amended as follows:

           Article 4, Section A of the Articles of Amendment is hereby amended to (1) declare an indefinite number of authorized shares and (2) create a new series to be called the Thompson Plumb Blue Chip Fund. As a result of these changes, the first, third and fourth sentences of Article 4, Section A are hereby amended to read in their entirety as follows:

         The Corporation shall have the authority to issue an indefinite number of shares, consisting of one class only, designated as "Common Stock," having par value of $.001 per share.

         The following series have been designated, subject to the authority of the Board of Directors to create additional series, with each series having an indefinite number of shares:

                  Thompson Plumb Growth Fund
                  Thompson Plumb Balanced Fund
                  Thompson Plumb Bond Fund
                  Thompson Plumb Select Fund
                  Thompson Plumb Blue Chip Fund

         The Board of Directors may issue shares of Common Stock in such additional or other series as it may determine, each comprised of an indefinite number of shares of Common Stock and having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors.




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         B. Amendment(s) adopted on May 17, 2002

         (Indicate the method of adoption by checking (X) the appropriate choice below.)

                  |X] In accordance with sec. 180.1002, Wis. Stats. (By the
                      Board of Directors)

         OR       [ ] In accordance with sec. 180.1003, Wis. Stats. (By the
                      Board of directors and Shareholders)

                  [ ] In accordance with sec. 180.1005, Wis. Stats. (By
                      Incorporators or Board of Directors, before issuance of shares)

         C. Executed on        May 17, 2002             /s/ Thomas G. Plumb
                        ---------------------------     ------------------------
                                 (Date)                      (Signature)

         Title:  [X]  President     [ ]  Secretary
         or other officer title                               Thomas G. Plumb
                                -----------------------     --------------------
                                                               (Printed name)

         This document was drafted by            Charles M. Weber, Esq.
                                      ------------------------------------------
                                         (Name the individual who drafted the
                                                       document)

         ARTICLES OF AMENDMENT - Stock, for-Profit Corporation

         Charles M. Weber
         Quarles & Brady LLP
         411 E. Wisconsin Avenue
         Milwaukee, WI  53202

          Your RETURN ADDRESS and PHONE NUMBER during the day:  ( 414 ) 277-5107





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